EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127737on Form S-8 of BankFinancial, F.S.B., of our report dated June 17, 2008, appearing in this Annual Report on Form 11-K of the BankFinancial and Subsidiaries Associate Investment Plan for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois

June 17, 2008